Exhibit  10.25






Natural Gas Services Group, Inc.

I hereby agree to the termination of my employment agreement dated August 31, 2000 with Natural Gas Services Group, Inc. [or mention subsidiary] effective as of January 1, 2003.


_______________________________
Alan Kurus


Agreed and accepted by:

Natural Gas Services Group, Inc.

By:   _________________________
Name: _________________________
Title:_________________________